      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1999
                                                      REGISTRATION NO. 333-____
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           COVENTRY HEALTH CARE, INC.
             (Exact name of Registrant as specified in its charter)


                                 ---------------


            DELAWARE                                8011                             52-2073000
(State or other jurisdiction of         (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)          Classification Code Number              Identification No.)

                         705 ROCKLEDGE DRIVE, SUITE 900
                            BETHESDA, MARYLAND 20817
                                 (301) 581-0600
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             SHIRLEY R. SMITH, ESQ.
                           COVENTRY HEALTH CARE, INC.
                         6705 ROCKLEDGE DRIVE, SUITE 900
                            BETHESDA, MARYLAND 20817
                                 (301) 581-0600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                    Copy to:
                               SIDNEY TODRES, ESQ.
                          EPSTEIN BECKER & GREEN, P.C.
                                 250 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 351-4500

                                 ---------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

                                 ---------------

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box [ ]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                                   -----------

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                     ------------

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
          TITLE OF SECURITIES        AMOUNT BEING       OFFERING PRICE            AGGREGATE             AMOUNT OF
           BEING REGISTERED           REGISTERED         PER SHARE (1)         OFFERING PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            20,355               $8.00                $171,745                $46.00
========================================================================================================================

 (1) Estimated solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Common Stock on the Nasdaq Stock Market on April 1, 1999, pursuant to Rule 457(c) under the Securities Act.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  "Subject to Completion, dated April 5, 1999"

PROSPECTUS


                           COVENTRY HEALTH CARE, INC.

                          20,355 Shares of Common Stock
                                ($.01 par value)

                                 ---------------


            The 20,355 shares of common stock to which this prospectus relates have been received by the selling shareholders named in this prospectus under the 1998 Performance Incentive Plan of Coventry Health Care, Inc. In accordance with the terms of the plan, eligible employees, such as the selling shareholders, are rewarded for their contributions to the growth and profitability of Coventry with bonus payments, a portion of which may be payable in shares of Coventry's common stock.


            The shares may be sold by the selling shareholders from time to time in transactions on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. See "Selling Shareholders" and "Plan of Distribution." The Company will not receive any proceeds from the sale of the shares by the selling shareholders.


                                 ---------------


            Coventry's common stock is traded on The Nasdaq Stock Market under the symbol "CVTY." On April 1, 1999, the last reported sale price of the common stock on The Nasdaq Stock Market was $8.00 per share.


                                 ---------------


            CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                 ---------------

            The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------





                The date of this prospectus is ___________, 1999

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
FORWARD-LOOKING STATEMENTS.................................................................................2

WHERE YOU CAN FIND MORE INFORMATION ABOUT US...............................................................2

THE COMPANY................................................................................................3

RISK FACTORS...............................................................................................4

SELLING SHAREHOLDERS.......................................................................................7

PLAN OF DISTRIBUTION.......................................................................................8

LEGAL MATTERS..............................................................................................8

EXPERTS....................................................................................................8




                           FORWARD-LOOKING STATEMENTS


            This prospectus and documents incorporated by reference in this prospectus contain forward-looking statements. These statements relate to future events or our future financial performance. Actual events or performance may differ materially from these statements. In evaluating the statements, you should consider various factors, including the risks outlined below in "Risk Factors."



                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

            We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Public Reference Room at the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. The Commission also makes these documents available on its web site at http:\\www.sec.gov.

            We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 relating to the common stock offered by this prospectus. This prospectus constitutes a part of the registration statement but does not contain all of the information set forth in the registration statement and its exhibits. For further information, we refer you to the registration statement and its exhibits.

            The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document we have filed with the Commission. The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following:

            - Coventry's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

            - Coventry's Current Reports on Forms 8-K and 8-K/A filed April 23, 1998 and December 22, 1998, respectively, which contains a description of Coventry's common stock; and

            - Any future filings we make with the Commission until all of the common stock offered by this prospectus has been sold by the selling shareholders.

            You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

                         Coventry Health Care, Inc.
                         6705 Rockledge Drive, Suite 100
                         Bethesda, Maryland  20817
                         (telephone no. 301-581-0600 x2460)
                         Attention: Lisa Toews-Daugherty, Investor Relations

            You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.


                                   THE COMPANY


            Coventry Health Care, Inc. is a managed health care company that provides comprehensive health benefits and services to a broad cross section of employer and government-funded groups in the Midwest, Mid-Atlantic and Southeastern United States.

            Coventry was incorporated under the laws of the State of Delaware on December 17, 1997. Its executive offices are located at 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817 (telephone no. 301-581-0600).

                                  RISK FACTORS


            You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

            Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

            This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in the prospectus.



LIMITATIONS ON ABILITY TO INCREASE REVENUES

            Increases in our revenues will be generally dependent upon our ability to increase premiums, membership, as well as the mix of products sold. Our membership, excluding the membership acquired from Principal Health Care ("PHC") in April 1998, recently has shown only moderate increases. Although premium rates for managed care plans generally have increased in recent months, competitive pressures, regulatory restrictions and consumer preferences for lower priced health-care options may cause decreases or severely limit increases in premiums in the future. The premiums from governmental programs, such as Medicare and Medicaid, are generally not based on a company's anticipated costs and cannot be adjusted by us. Recent legislation has limited Medicare premium increases substantially compared with increases permitted in prior years. Certain of our customers represent a significant percentage of the membership of one or more of our health plans, and the loss of one or more of such customers could result in a material adverse effect with respect to our future revenues.


LIMITATIONS ON ABILITY TO PROJECT ACTUAL HEALTH CARE COSTS

            A substantial portion of our revenues are expected to pay the costs of health care services or supplies delivered to persons covered by its health plan and insurance products. Our total health care costs incurred are affected by the number of individual services rendered and the cost of each service. Much of the premium revenue is set in advance of the actual delivery of the services and the incurring of the related costs, usually on a prospective annual basis. While we attempt to base the premiums we charge at least in part on our estimate of expected health care costs over the fixed premium period, competition, regulations and other circumstances may limit our ability to fully base premiums on estimated costs. In addition, many factors may and often do cause actual health care costs to exceed those estimated costs, including increased cost of individual services, catastrophes, epidemics, seasonality, general inflation, new mandated benefits or other regulatory changes and insured population characteristics. Accordingly, there may be discrepancies between reserves for incurred-but-not-reported liabilities, and the actual amount of such liabilities. Historically, increases in health care prices and utilization have caused health care costs to rise faster than general inflation. While these increases have moderated recently, we cannot insure that health care prices or utilization will not again increase at a more rapid pace.

RELIANCE UPON AGREEMENTS WITH PROVIDERS

            Prior to 1997, our St. Louis and Pennsylvania health plans offered members access to Coventry-owned and Coventry-staffed medical centers, as well as to networks of contracting providers. During 1997, our medical centers were sold to provider systems which have contracted to provide care to our members continuing to use such centers. We expect that substantially all of our members will be served by providers contracting with us to provide the requisite medical care. Our ability to contract successfully with a sufficiently large number of providers in a given geographic market will impact the relative attractiveness of our managed care products in those markets. The terms of those provider contracts also have a material impact on our medical costs and our ability to control such costs. In some of our markets, certain provider systems have a major presence. If such provider systems refuse to contract with us, place us at a competitive disadvantage or use their market position to negotiate contracts unfavorable to us, our product offerings or profitability in such markets could be adversely affected.

            Among the medical cost control techniques we have utilized are capitation agreements with providers pursuant to which the providers are paid a fixed dollar amount per member per month, with the provider obligated to provide all of a particular type of medical service required by the members, and global capitation agreements pursuant to which a single integrated hospital-physician provider system provides substantially all hospital and medical services to a large number of members for a fixed percentage of the premium charged by us with respect to those members. While these systems may shift to the contracting provider system the risk that medical costs will exceed the amounts anticipated, we will be exposed to the risks that the provider systems are financially unable or unwilling to fulfill their payment or medical care obligations under the capitation agreements or that members may prefer other providers in the market.


RECENT OPERATING LOSSES

            Our operating loss in 1998 was primarily attributable to charges related to the establishment of reserves related to the bankruptcy of Allegheny Health, Education and Research Foundation, with which we have a long term global capitation agreement, and to the relocation of our corporate headquarters. Although our management believes that our operating results will improve in 1999 and 2000, there can, however, be no such assurance.

RISK OF SUBSTANTIAL BENEFICIAL OWNERSHIP BY PRINCIPAL MUTUAL LIFE AND ITS AFFILIATES

            As a result of our acquisition of the PHC health plans, Principal Life Insurance Company and its affiliates (collectively, "Principal Life") own approximately 40% of our common stock, on a fully diluted basis. Although it has agreed to a limitation on acquiring additional shares of our common stock and from taking certain other actions, Principal Life will be permitted, under certain circumstances, to acquire additional shares in order to maintain ownership of up to 40% of our common stock, and has the right to elect at least one member of our Board of Directors for each 6% ownership of our common stock until April 2003. After April 2003 or after a third party acquires more voting securities than those held by Principal Life, there will be no restrictions on the acquisition of our common stock by Principal Life. Prior to September 1999, as long as Principal Life maintains ownership of 40% of our common stock, it is highly unlikely that any matter involving a shareholder vote, including the issuance of more than 20% of our common stock, or an acquisition of Coventry by merger, consolidation, share exchange or other transaction could be effectuated if Principal Life were opposed thereto. Thereafter, from September 1999 and until April 2003, Principal Life has agreed to vote its shares in favor of an acquisition required to be approved by shareholders that the Board has recommended and that has been approved by a majority of our shareholders other than Principal Life. After April 2003, there will be no restrictions on the acquisition of additional shares of our common stock by Principal Life, and as a result, Principal Life, in addition to having an effective veto over transactions involving a shareholder vote (assuming it were to continue to beneficially own 40% of our common stock), could acquire over 50% of our common stock and exercise actual control of Coventry without a vote of our remaining shareholders.

                              SELLING SHAREHOLDERS


            The following table sets forth certain information with respect to the shares of Coventry's common stock owned and being offered hereby by the selling shareholders:


                                               SHARES OWNED                SHARES                 SHARES OWNED
                        NAME                PRIOR TO OFFERING(1)      BEING OFFERED(2)           AFTER OFFERING
                        ----                --------------------      ----------------           --------------
William J. Anthony............                   330                           330                  0
Michael P. Brady..............                   105                           105                  0
Mark Calderon, M.D............                   780                           780                  0
Ronald M. Chaffin.............                  1149                         1,149                  0
Glenn Davis...................                   575                           575                  0
Thomas A. Davis...............                 7,397                           897              6,500
Mary Kay Deighan..............                   245                           245                  0
Harvey C. DeMovick............                 6,787                           903              5,884
Eric L. Dove..................                    78                            78                  0
Stuart M. Fishkin.............                   686                           186                500
Louis Garcia..................                   474                           474                  0
Shawn M. Guertin..............                 6,068                           238              5,830
James R. Hailey...............                   657                           657                  0
Davina C. Lane................                 5,188                         1,988              3,200
J. Stewart Lavelle............                 4,789                           766              4,023
Bernard J. Mansheim, M.D......                 1,929                           929              1,000
James E. McGarry..............                46,464                         2,664             43,800
Stephen H. Nolte..............                   775                           775                  0
Shirley R. Smith..............                 5,245                             7              5,238
Francis S. Soistman, Jr.......                 4,170                           670              3,500
Janet M. Stallmeyer...........                   869                           369                500
John J. Stelben...............                 8,471                           238              8,233
Joseph M. Tagliareni..........                   211                           211                  0
George Wheeler, Jr............                   129                           129                  0
Allen F. Wise.................               111,599                         4,198            107,401
Dale B. Wolf..................                53,584                           794             52,790


-----------------

(1) Exclusive of shares owned under our 401(k) Plan and Supplemental Executive Retirement Plan.

(2) The shares being offered have been received by the selling shareholders under our 1998 Performance Incentive Plan.

                              PLAN OF DISTRIBUTION


            The shares may be sold by the selling shareholders from time to time in transactions on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. Coventry will not receive any proceeds from the sale of the shares by selling shareholders.



                                  LEGAL MATTERS


            The validity of the shares offered hereby is being passed upon for Coventry by Epstein Becker & Green, P.C., New York, New York.



                                     EXPERTS


            The consolidated financial statements and schedules incorporated by reference in this prospectus and in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The estimated expenses of this offering are as follows:
S.E.C. Registration Fee...........................................                $       46
Accounting Fees...................................................                     6,000
Legal Fees and Expenses...........................................                     5,000
Miscellaneous Expenses............................................                     3,954
                                                                                       -----
         Total....................................................                   $15,000
                                                                      =======================

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof, Article VI of the Registrant's Charter (as amended) and Article VII of the Registrant's By-laws provide for indemnification of Company's directors, officers, agents and employees to the full extent permissible under Section 145 of the Delaware General Corporation Law.

            The Registrant maintains directors' and officers' liability insurance coverage.


ITEM 16.  EXHIBITS


           EXHIBIT
           NUMBER                        DESCRIPTION
           ------                        -----------
            2.1         Capital Contribution and Merger Agreement dated as of
                        November 3, 1997 by and among Coventry Corporation,
                        Coventry Health Care, Inc., Principal Mutual Life
                        Insurance Company, Principal Holding Company and
                        Principal Health Care, Inc. (Incorporated by reference
                        to Exhibit 2.1 to Form S-4, Registration Statement No.
                        333-45821, of Coventry Health Care, Inc.).
            2.2         Agreement and Plan of Merger by and among Coventry
                        Corporation, Coventry Health Care, Inc. and Coventry
                        Merger Corporation (Incorporated by reference to Exhibit
                        2.2 to Form S-4, Registration Statement No. 333-45821 of
                        Coventry Health Care, Inc.).
            4.1         Certificate of Incorporation of Coventry Health Care,
                        Inc. (Incorporated by reference to Exhibit 3.1 to Form
                        S-4, Registration Statement No. 333-45821 of Coventry
                        Health Care, Inc.).
            4.2         Bylaws of Coventry Health Care, Inc. (Incorporated by
                        reference to Exhibit 3.2 to Form S-4, Registration
                        Statement No. 333-45821 of Coventry Health Care, Inc.).

            4.3         Specimen Common Stock Certificate (Incorporated by
                        reference to Exhibit 4.1 to Coventry Health Care, Inc.
                        Form 8-K dated April 8, 1998).
            4.4         Form of Coventry Health Care, Inc. Rights Agreement
                        (Incorporated by reference to Exhibit 4.1 to Form S-4,
                        Registration Statement No. 333-45821 of Coventry Health
                        Care, Inc.).
            4.4a        Amendment No. 1 to Coventry Health Care, Inc. Rights
                        Agreement (Incorporated by reference to Exhibit 2 to
                        Form 8-K/A dated December 22, 1998).
            5           Opinion of Epstein Becker & Green, P.C.
           23.1         Consent of Arthur Andersen LLP.
           23.2         Consent of Epstein Becker & Green, P.C. (included in
                        Exhibit 5).
            24          Power of Attorney (included as part of Signature Page).


ITEM 17.    UNDERTAKINGS.

            (a)         The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 31st day of March, 1999.

                           COVENTRY HEALTH CARE, INC.



                           By:/s/ Allen F. Wise
                              -----------------------------------
                                  Allen F. Wise
                                  President and Chief Executive Officer



                      POWER OF ATTORNEY TO SIGN AMENDMENTS

            KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JOHN W. CAMPBELL and SHIRLEY R. SMITH, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including without limitation any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                            TITLE                                      DATE
           ---------                            -----                                      ----

       /s/ Allen F. Wise                        President, Chief Executive                 March 31, 1999
-----------------------------------------------      Officer and Director (Principal
         Allen F. Wise                               Executive Officer)


        /s/ Dale B. Wolf                        Executive Vice President and               March 31, 1999
-----------------------------------------------      Chief Financial Officer
          Dale B. Wolf                               (Principal Financial and
                                                     Accounting Officer)

                SIGNATURE                    TITLE                                              DATE
                ---------                    -----                                              ----
            /s/ John H. Austin, M.D.         Director                                      March 31, 1999
--------------------------------------------
              John H. Austin, M.D.

                                             Director
--------------------------------------------
                Thomas L. Blair

                /s/Gary M. Cain              Director                                      March 31, 1999
--------------------------------------------
                  Gary M. Cain

             /s/ Laurence DeFrance           Director                                      March 31, 1999
--------------------------------------------
               Laurence DeFrance

               /s/ David J. Drury            Director                                      March 31, 1999
--------------------------------------------
                 David J. Drury

        /s/ Emerson D. Farley, Jr., M.D.     Director                                      March 31, 1999
--------------------------------------------
          Emerson D. Farley, Jr., M.D.

               /s/ Thomas J. Graf            Director                                      March 31, 1999
--------------------------------------------
                 Thomas J. Graf

             /s/ Patrick T. Hackett          Director                                      March 31, 1999
--------------------------------------------
               Patrick T. Hackett

              /s/ Richard H. Jones           Director                                      March 31, 1999
--------------------------------------------
                Richard H. Jones

            /s/ Lawrence N. Kugelman         Director                                      March 31, 1999
--------------------------------------------
              Lawrence N. Kugelman

          /s/ Rodman W. Moorhead, III        Director                                      March 31, 1999
--------------------------------------------
            Rodman W. Moorhead, III

                                             Director
--------------------------------------------
              Elizabeth E. Tallett